Exhibit 10.3

Eleventh Amendment to Construction Loan Agreement

This Eleventh Amendment to Construction Loan Agreement is dated as of the 30th day of March, 2006, and is by and between LSCP, LLLP, an Iowa limited liability limited partnership (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.

WHEREAS, the BORROWER has requested a waiver of Section 6.4.12 of the AGREEMENT to allow for a $5,700,000 capital project outside of the $1,000,000 annual Capital Expenditure limit. This capital project will consist of the purchase and construction of two 500,000 bushel cement grain bins in anticipation of the potential 40MM gallon plant expansion, which is scheduled to begin in August 2006.

WHEREAS, the BORROWER has requested interim financing of $5,673,025 to finance the construction of grain storage bins (“BRIDGE LOAN”) which will be paid off with permanent financing prior to LOAN TERMINATION DATE.

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.                                       Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.                                       BORROWER acknowledges and agrees it owes BANK (as part of its OBLIGATIONS):

•                  TERM NOTE 2 which has a current principal balance of $12,025,680.34;

•                  TERM NOTE 3 which has a current principal balance of $5,876,324.02;

•                  TERM NOTE 4 which has a current principal balance of $0, and a commitment of $5,000,000;

•                  REVOLVING NOTE which has a current principal balance of $0, and a commitment of $3,500,000

3.                                       Paragraph 1.19 of the AGREEMENT is hereby amended to read as follows, effective immediately:

1.19                           “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as the REVOLVING NOTE, March 30, 2007; as to TERM NOTE 2, TERM NOTE 3, and TERM NOTE 4 June 1, 2008; as to BRIDGE NOTE October 1, 2006; (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT; and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

4.                                       The following additional paragraphs 2.17 and 2.18 shall be added to the AGREEMENT, immediately following existing paragraph 2.16:

2.17                           BRIDGE LOAN. The BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period from the date of execution of this AGREEMENT to and including the LOAN TERMINATION DATE disbursements to the BORROWER in an aggregate principal amount not to exceed the amount of the BRIDGE LOAN for the sole purpose of paying approved costs of the grain storage bins.

2.18                           “BRIDGE NOTE” means the promissory note of the BORROWER in the form of Exhibit 11-A evidencing borrowings under the BRIDE LOAN of up to a maximum amount of Five Million Six Hundred Seventy Three Thousand Twenty Five ($5,673,025) Dollars. Notwithstanding any provisions of BRIDGE NOTE, interest shall be payable at the rate provided therein only on such portions of the BRIDGE LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT. Prior to LOAN TERMINATION DATE, BORROWER shall pay BANK interest only, due quarterly beginning June 1, 2006. On LOAN TERMINATION DATE, the outstanding balance of BRIDGE NOTE will either be (a) added to the principal balance of TERM NOTE 3, on terms acceptable to BANK, or (b) paid from proceeds from a new loan between BORROWER and BANK for the purpose of future expansion funded at or prior to LOAN TERMINATION DATE.

5.                                       Paragraph 6.4.12 of the AGREEMENT is hereby amended to read as follows, effective immediately:

6.4.12                  Make, or commit to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $1,000,000 in any single fiscal year, including the current fiscal year; provided, however, BANK consents to BORROWER’s expenditure of up to $5,700,000.00 in capital expenditures, in addition to the foregoing limitation, during the fiscal year 2006 for the purchase and construction of two 500,000 bushel cement grain bins.

6.                                       BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date (except as to the status of BORROWER being a limited partnership) and further certifies that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

7.                                       Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

8.                                       Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall be delivered to BANK.

In witness whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		LSCP, LLLP,
an Iowa Limited Liability Limited Partnership
By Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Brad Brummund	By:	/s/ Stephen G. Roe
	Brad Brummund,		Steve Roe, President of Little
	Commercial Loan Officer		Sioux Corn Processors, L.L.C.

NOTARY ACKNOWLEDGMENT

STATE OF IOWA		)
		) ss.	[SEAL]
COUNTY OF	Sioux	)

On this 10th day of March, 2006, before me, the undersigned, a Notary Public, personally appeared Steve Roe, President of Little Sioux Corn Processors, L.L.C., General Partner of LSCP, LLLP, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Charles Hofland
Notary Public

EXHIBIT 11-A

TERM PROMISSORY NOTE

(BRIDGE NOTE)

Omaha, Nebraska	$5,673,025.00
Note Date: March 30, 2006	Maturity Date: October 1, 2006

On or before October 1, 2006, LSCP, LLLP (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Five Million Six Hundred Seventy Three Thousand Twenty Five and no/100 ($5,673,025.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the Construction Loan Agreement (“AGREEMENT”) executed by the BANK and BORROWER dated as of July 25, 2002, as it may, from time to time, be amended. This Note evidences BRIDGE NOTE identified in the AGREEMENT.

Interest on the principal amount outstanding shall accrue based on three month LIBOR + 280 basis points. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on this promissory note shall be payable quarterly beginning June 1, 2006, and the principal balance due on Maturity Date.

The AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

As provided in the AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 10 day of April, 2006.

LSCP, LLP,
An Iowa Limited Liability Limited Partnership
By Little Sioux Corn Processors, L.L.C.,
Its General Partner

By:	/s/ Stephen G. Roe
Steve Roe, President of Little
Sioux Corn Processors, L.L.C.

LSCP, LLLP	2000071930-003

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$3,500,000.00
Note Date: March 31, 2006	Maturity Date: March 30, 2007

On or before March 30, 2007, LSCP, LLLP (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the loan agreement executed by the BANK and BORROWER dated as of July 25, 2002, as it may, from time to time, be amended.

Interest on the principal amount outstanding shall accrue based on a one month LIBOR + 380 basis points. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on this promissory note shall be payable monthly.

The interest rate applicable to this promissory note is subject to reduction based on the business results of BORROWER. During any one-month INTEREST PERIOD that BORROWER maintains the following ratios, measured for the prior INTEREST PERIOD, the interest rates will adjust accordingly:

If INDEBTEDNESS to NET WORTH is:	Interest rate will be:
Greater than 1.30:1.00	one month LIBOR plus 380 basis points
Greater than 1.10:1.00, but less than or	one month LIBOR plus 355 basis points
equal to 1.30:1.00
Greater than .90:1.00, but less than or	one month LIBOR plus 330 basis points
equal to 1.10:1.00
Greater than .70:1.00, but less than or	one month LIBOR plus 305 basis points
equal to .90:1.00
Less than or equal to .70:1.00	one month LIBOR plus 280 basis points

This note is executed pursuant to a Construction Loan Agreement dated as of July 25, 2002, between BANK and BORROWER (the “AGREEMENT”). The AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

As provided in the AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 10 day of April, 2006.

LSCP, LLLP, and Iowa Limited Liability Limited
Partnership
by Little Sioux Corn Processors, L.L.C.,
Its general partner

By:	/s/ Stephen G. Roe
Steve Roe, President of
Little Sioux Corn Processors, L.L.C.